Exhibit 99

News Announcement	For Immediate Release

REX AMERICAN RESOURCES REPORTS SECOND QUARTER

DILUTED EPS OF $2.16

-Announces New 500,000 Share Repurchase Program-

Dayton, Ohio, (August 27, 2015) -- REX American Resources Corporation (NYSE: REX) today reported financial results for its fiscal 2015 second quarter (“Q2 ‘15”) ended July 31, 2015. REX management will host a conference call and webcast today at 11:00 a.m. ET to review the results.

Conference Call:	(212) 231-2930

Webcast / Replay URL:	www.rexamerican.com/Corp/Page4.aspx
The webcast will be available for replay for 30 days

REX American Resources’ Q2 ‘15 results principally reflect its interests in seven ethanol production facilities. The operations of One Earth Energy, LLC (“One Earth”) and NuGen Energy, LLC (“NuGen”) are consolidated, while those of its five other plants are reported as equity in income of unconsolidated ethanol affiliates. During the fiscal 2015 second quarter the Company recorded a $10.4 million pre-tax gain related to the June sale of its 26.6% interest in Patriot Holdings, LLC (“Patriot”). As such, equity in income of unconsolidated ethanol affiliates for the quarter ended July 31, 2015 includes two months’ contribution from REX’s prior interest in Patriot.

REX’s Q2 ‘15 net sales and revenue totaled $113.5 million, compared with $150.2 million in Q2 ‘14, principally reflecting reduced ethanol and distillers grains pricing. As a result of the tightening of ethanol crush spread margins and decline in distiller grains pricing, the Company’s Q2 ’15 gross profit was $18.3 million, compared with $38.8 million in the prior year period. Again reflecting the current operating environment, Q2 ‘15 equity in income of unconsolidated ethanol affiliates was $5.1 million, compared with $7.2 million in Q2 ’14. As a result, income from continuing operations before income taxes and non-controlling interests in Q2 ‘15 were $27.4 million, compared with $40.7 million in Q2 ‘14.

Net income attributable to REX shareholders in Q2 ‘15 was $16.4 million, compared with $21.9 million in Q2 ‘14, while Q2 ‘15 diluted net income per share attributable to REX common shareholders was $2.16 per share, compared to $2.68 per share in Q2 ‘14. Per share results in Q2 ‘15 and Q2 ‘14 are based on 7,580,000 and 8,182,000 diluted weighted average shares outstanding, respectively.

REX’s Executive Chairman of the Board, Stuart Rose, commented, “The second quarter operating environment improved from earlier in the year, yet remained challenging as we continued to experience lower production margins compared to last year. REX again leveraged the strategic location of our plants and our overall business model to continue to generate profitable operating results.

-more-

REX American Resources Q2’ 15 Results, 8/27/15	page 2

“Additionally, in June we received approximately $45 million representing the cash consideration related to our interest in the Patriot plant following its sale. We allocated after-tax proceeds and cash to repurchase approximately 998,000 REX shares in fiscal 2015 to date.”

During the Company’s fiscal second quarter, REX purchased 764,339 shares of its common stock (at an average price of $60.43 per share). Subsequent to the end of the fiscal second quarter, the Company repurchased an additional 233,243 shares (at an average price of $49.78 per share), thus completing the previously announced share repurchase program. Reflecting all purchases to date, REX presently has 6,905,193 shares of common stock outstanding.

In addition, on August 26, 2015, REX’s Board of Directors approved a new share repurchase plan providing the Company with the authority to repurchase up to 500,000 shares of its common stock. Share repurchases will be made from time to time in open market or private transactions at prevailing market prices, and all shares purchased will be held in the Company’s treasury for possible future use.

Balance Sheet

At July 31, 2015, REX had cash and cash equivalents of $138.1 million, $68.5 million of which was at the parent company and $69.6 million of which was at its consolidated ethanol production facilities. This compares with cash and cash equivalents of $137.7 million at January 31, 2015, $82.9 million of which was at the parent company and $54.8 million of which was at its consolidated ethanol production facilities.

The following table summarizes select data related to the Company’s consolidated alternative energy interests:

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2015	2014	2015	2014
Average selling price per gallon of ethanol	$1.50	$2.18	$1.46	$2.16

Average selling price per ton of dried distillers grains	$169.31	$192.77	$156.16	$201.57

Average selling price per pound of non-food grade corn oil	$0.28	$0.36	$0.28	$0.34

Average selling price per ton of modified distillers grains	$73.95	$68.49	$78.48	$81.88

Average cost per bushel of grain	$3.64	$4.47	$3.65	$4.41

Average cost of natural gas (per mmbtu)	$3.42	$5.14	$4.13	$7.27

-more-

REX American Resources Q2’ 15 Results, 8/27/15	page 3

Supplemental Data Related to REX’s Alternative Energy Interests:

REX American Resources Corporation Ethanol Ownership Interests/Effective Annual Gallons Shipped as of July 31, 2015 (gallons in millions)

Entity	Trailing Twelve Months Gallons Shipped	Current REX Ownership Interest	REX’s Current Effective Ownership of Trailing Twelve Month Gallons Shipped
One Earth Energy, LLC (Gibson City, IL)	112.7	74.6%	84.1
NuGen Energy, LLC (Marion, SD)	117.3	99.5%	116.7
Big River Resources West Burlington, LLC (West Burlington, IA)	105.8	9.7%	10.3
Big River Resources Galva, LLC (Galva, IL)	115.9	9.7%	11.2
Big River United Energy, LLC (Dyersville, IA)	123.8	4.9%	6.1
Big River Resources Boyceville, LLC (Boyceville, WI)	57.7	9.7%	5.6
Total	633.2	n/a	234.0

About REX American Resources Corporation

REX American Resources has interests in six ethanol production facilities, which in aggregate shipped approximately 633 million gallons of ethanol over the twelve month period ended July 31, 2015. REX’s effective ownership of the trailing twelve month gallons shipped (for the twelve months ended July 31, 2015) by the ethanol production facilities in which it currently has ownership interests was approximately 234 million gallons. Further information about REX is available at www.rexamerican.com.

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the impact of legislative changes, the price volatility and availability of corn, dried and modified distillers grains, ethanol, corn oil, gasoline and natural gas, ethanol plants operating efficiently and according to forecasts and projections, changes in the national or regional economies, weather, transportation delays, the effects of terrorism or acts of war, changes in real estate market conditions and the impact of Internal Revenue Service audits. The Company does not intend to update publicly any forward-looking statements except as required by law.

Contact:
Douglas Bruggeman	Joseph Jaffoni, Norberto Aja
Chief Financial Officer	JCIR
(937) 276-3931	(212) 835-8500
rex@jcir.com

- statements of operations follow -

REX American Resources Q2’ 15 Results, 8/27/15	page 4

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2015	2014	2015	2014
Net sales and revenue	$113,480	$150,231	$218,677	$306,156
Cost of sales	95,204	111,391	191,274	230,681
Gross profit	18,276	38,840	27,403	75,475
Selling, general and administrative expenses	(6,456)	(4,839)	(10,909)	(11,010)
Gain on sale of investment	10,385	—	10,385	—
Equity in income of unconsolidated ethanol affiliates	5,063	7,245	6,543	15,542
Gain on disposal of property and equipment, net	12	—	495	—
Interest and other income	107	87	325	135
Interest expense	—	(591)	—	(1,283)
Income from continuing operations before income taxes and non-controlling interests	27,387	40,742	34,242	78,859
Provision for income taxes	(8,676)	(14,017)	(11,092)	(27,937)
Income from continuing operations including non-controlling interests	18,711	26,725	23,150	50,922
Loss from discontinued operations, net of tax	—	(12)	—	(9)
Gain on disposal of discontinued operations, net of tax	—	5	—	5
Net income including non-controlling interests	18,711	26,718	23,150	50,918
Net income attributable to non-controlling interests	(2,344)	(4,811)	(2,856)	(7,269)
Net income attributable to REX common shareholders	$16,367	$21,907	$20,294	$43,649

Weighted average shares outstanding – basic	7,580	8,182	7,737	8,150

Basic net income per share attributable to REX common shareholders	$2.16	$2.68	$2.62	$5.36

Weighted average shares outstanding – diluted	7,580	8,182	7,737	8,166

Diluted net income per share attributable to REX common shareholders	$2.16	$2.68	$2.62	$5.35

Amounts attributable to REX common shareholders:
Income from continuing operations, net of tax	$16,367	$21,914	$20,294	$43,653
Loss from discontinued operations, net of tax	—	(7)	—	(4)
Net income	$16,367	$21,907	$20,294	$43,649

REX American Resources Q2’ 15 Results, 8/27/15	page 5

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands) Unaudited

	July 31, 2015	January 31, 2015
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$138,107	$137,697
Restricted cash	203	—
Accounts receivable	13,736	8,794
Inventory	23,250	18,062
Refundable income taxes	2,958	3,019
Prepaid expenses and other	5,854	5,810
Deferred taxes-net	2,363	2,363
Total current assets	186,471	175,745
Property and equipment-net	189,056	194,447
Other assets	8,118	6,366
Equity method investments	41,778	80,389
TOTAL ASSETS	$425,423	$456,947
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable – trade	$11,975	$9,210
Accrued expenses and other current liabilities	8,223	10,347
Total current liabilities	20,198	19,557
LONG TERM LIABILITIES:
Deferred taxes	34,999	42,768
Other long term liabilities	797	1,658
Total long term liabilities	35,796	44,426
COMMITMENTS AND CONTINGENCIES
EQUITY:
REX shareholders’ equity:
Common stock, 45,000 shares authorized, 29,853 shares issued at par	299	299
Paid in capital	144,801	144,791
Retained earnings	464,732	444,438
Treasury stock, 22,715 shares	(285,745)	(239,557)
Total REX shareholders’ equity	324,087	349,971
Non-controlling interests	45,342	42,993
Total equity	369,429	392,964
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$425,423	$456,947

- statements of cash flows follow -

REX American Resources Q2’ 15 Results, 8/27/15	page 6

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands) Unaudited

	Six Months Ended July 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$23,150	$50,918
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, impairment charges and amortization	9,430	8,350
Income from equity method investments	(6,543)	(15,542)
Gain on sale of investment	(10,385)	—
Gain on disposal of property and equipment, net	(495)	(3)
Dividends received from equity method investments	5,638	8,592
Derivative financial instruments	—	(770)
Deferred income tax	(8,644)	5,323
Stock based compensation expense	10	—
Excess tax benefit from stock option exercises	—	(441)
Changes in assets and liabilities:
Accounts receivable	(2,754)	2,494
Inventories	(5,188)	2,083
Other assets	192	463
Accounts payable-trade	261	(198)
Other liabilities	(2,110)	353
Net cash provided by operating activities	2,562	61,622
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(5,865)	(3,402)
Restricted cash	(203)	500
Restricted investment and deposits	250	273
Proceeds from sale of investment	45,476	—
Proceeds from sale of real estate and property and equipment, net	1,935	487
Other	12	—
Net cash provided by (used in) investing activities	41,605	(2,142)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of long term debt	—	(13,726)
Stock options exercised	—	931
Payments to noncontrolling interests holders	(507)	(39)
Excess tax benefit from stock option exercises	—	441
Treasury stock acquired	(43,250)	—
Net cash used in financing activities	(43,757)	(12,393)
NET INCREASE IN CASH AND CASH EQUIVALENTS	410	47,087
CASH AND CASH EQUIVALENTS-Beginning of year	137,697	105,149
CASH AND CASH EQUIVALENTS-End of year	$138,107	$152,236
Non cash investing activities – Accrued capital expenditures	$370	$239
Non cash financing activities – Accrued treasury stock purchases	$2,938	$—

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